EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST

SECOND QUARTER FISCAL 2014 EARNINGS CONFERENCE CALL

ON JULY 23, 2014

Calabasas Hills, CA — July 2, 2014 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it will release second quarter fiscal 2014 financial results after the market close on Wednesday, July 23, 2014.  The Company will hold a conference call to discuss its results on the same day beginning at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q2 2014 Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through August 23, 2014.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 182 full-service, casual dining restaurants throughout the U.S. and Puerto Rico, including 170 restaurants under The Cheesecake Factory® mark; 11 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, four The Cheesecake Factory® restaurants operate under a licensing agreement.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce approximately 70 varieties of quality cheesecakes and other baked products.  In 2014, the Company was named to Fortune magazine’s “100 Best Companies to Work For” list. To learn more about the Company, visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100